Exhibit 23.1

Consent of Independent Certified Public Accountants

We have issued our report dated November 24, 2004, accompanying the financial statements of the Mestek, Inc. Retirement Savings Plan contained in the information required by Form 11-K for the year ended December 31, 2003. We consent to the incorporation by reference of said report in the Registration Statement of the Mestek, Inc. Retirement Savings Plan on Form S-8 (File No. 333-82067).

/s/ Vitale, Caturano & Company, Ltd

VITALE, CATURANO & COMPANY, LTD.

Boston Massachusetts

August 7, 2006